CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Liberty Intermediate Bond Fund (one of the series comprising Liberty-Stein Roe Funds Income Trust) in the Liberty Intermediate Bond Fund Class A, B & C Shares Prospectus and "Independent Auditors of Fund and Portfolio" and "Financial Statements" in the Statement of Additional Information of the Liberty-Stein Roe Funds Income Trust and to the incorporation by reference in Post-Effective Amendment Number 45 to the Registration Statement (Form N-1A, No. 33-02633) of our report dated August 22, 2001 on the financial statements and financial highlights of Liberty Intermediate Bond Fund Class A (one of the series comprising Liberty-Stein Roe Funds Income Trust) and SR&F Intermediate Bond Portfolio (one of the series comprising SR&F Base Trust) included in the Stein Roe Mutual Funds Annual Report dated June 30, 2001.


                                                ERNST & YOUNG LLP
                                                /s/ERNST & YOUNG LLP


Boston, Massachusetts
January 25, 2002